UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2006
(Date of earliest event reported: May 2, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2006, Century Casinos Africa (“CCA”) completed the previously announced purchase of a 60% controlling interest in Balele Leisure (Pty) Ltd. (“Balele”), which owns the Monte Vista Casino in Newcastle, South Africa for approximately $9.3 million (57.5 million Rand). The current casino is a temporary facility that has 200 slot machines and seven gaming tables. A new permanent facility is proposed to be constructed in 2006 for approximately $11.4 million (70 million Rand), excluding value added taxes. Construction has begun on the new facility and we expect to be operating in this new facility by the fourth quarter 2006. The initial gaming mix in the permanent facility is expected to be 225 slot machines and seven gaming tables. An additional $0.4 million (2.5 million Rand) will be payable if the casino revenue during the first 12 months of operation at the new location exceeds $15.4 million (95.0 million Rand).

In connection with CCA’s purchase of its equity interest in Balele, a sale of shares agreement (the “Share Agreement”) was entered into on October 18, 2005 between CCA and a group of Balele shareholders (hereafter referred to as the “Sellers”). As a condition to the Share Agreement, the Sellers provided a warranty to CCA that the Sellers would be able to sell the current casino for approximately $1.9 million (12 million Rand) within 60 days of closing. The Sellers have informed CCA that they will not be able to sell the casino for 12 million Rand and, consequently, the Sellers and CCA entered into a memorandum of agreement on May 2, 2006. As a result, the purchase price for the 60% interest in Balele has been reduced by this amount, thus reducing the overall purchase price to $7.4 million (45.5 million Rand).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
10.171
Memorandum of Agreement, entered into as of May 2, 2006, between Chicory Investments (Proprietary) Limited, Dynamo Investments Limited, Harvest Moon Investment Holdings (Proprietary) Limited, Izulu Gaming (Proprietary) Limited, Khulani Holdings Limited, Libalele Leisure (Proprietary) Limited, Malesela Gaming (Proprietary) Limited, Oakland Leisure Investments (Newcastle) (Proprietary) Limited, Purple Rain Properties No 62 (Proprietary) Limited, Ruvuma Investment (Proprietary) Limited, Saphila Investments (Proprietary) Limited, Viva Leisure Investment Holdings (Proprietary) Limited, The Viva Trust, Century Casinos Africa (Proprietary) Limited, Balele Leisure (Proprietary) Limited and Winlen Casino Operators (Proprietary) Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: May 8, 2006                             By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer

EXHIBIT INDEX

10.171     Memorandum of Agreement, entered into as of May 2, 2006, between Chicory Investments (Proprietary) Limited, Dynamo Investments Limited, Harvest Moon
         Investment Holdings (Proprietary) Limited, Izulu Gaming (Proprietary) Limited, Khulani Holdings Limited, Libalele Leisure (Proprietary) Limited, Malesela Gaming
        (Proprietary) Limited, Oakland Leisure Investments (Newcastle) (Proprietary) Limited, Purple Rain Properties No 62 (Proprietary) Limited, Ruvuma Investment
        (Proprietary) Limited, Saphila Investments (Proprietary) Limited, Viva Leisure Investment Holdings (Proprietary) Limited, The Viva Trust, Century Casinos Africa
        (Proprietary) Limited, Balele Leisure (Proprietary) Limited and Winlen Casino Operators (Proprietary) Limited.